EXHIBIT 32.0

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the “Company”) certifies that the annual report on Form 10-K of the Company for the year ended June 30, 2014 (the "Form 10-K") as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2014	/s/ Glenn S. Welch
Glenn S. Welch
Chief Executive Officer and President

Date: September 12, 2014	/s/ Tara G. Corthell
Tara G. Corthell
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.